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                              AMENDMENT NUMBER 4 TO
                          INVESTMENT SERVICES AGREEMENT

     Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), the following funds are hereby included in the Agreement as Portfolios. All provisions in the Agreement shall apply to the management of the new funds.

     -    The Hartford Retirement Income Fund

     -    The Hartford Target Retirement 2010 Fund

     -    The Hartford Target Retirement 2020 Fund

     -    The Hartford Target Retirement 2030 Fund

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 27th day of September, 2005.

                                     HARTFORD INVESTMENT FINANCIAL SERVICES, LLC


                                     By: /s/ Mary Jane Fortin
                                         ---------------------------------------
                                         Mary Jane Fortin
                                         Vice President


                                     HARTFORD INVESTMENT MANAGEMENT COMPANY


                                     By: /s/ David M. Znamierowski
                                         ---------------------------------------
                                         David M. Znamierowski
                                         President